Exhibit 3.112
[ILLEGIBLE]
STATE OF NEW JERSEY
DIVISION OF REVENUE
PUBLIC RECORDS FILING FOR NEW BUSINESS ENTITY
Fill out all information below INCLUDING INFORMATION FOR ITEM 12, and sign in the space provided. Please note that once filed, this form constitutes your original certificate of incorporation/formation/registration/authority, and the information contained in the filed form is considered public Refer to the instructions for delivery/return options, filing fees and field-by-field requirements. Remember to remit the appropriate fee amount. Use attachments if more space is required for any field, or if you wish to add articles for the public record.

1.	Business Name:

Allied Waste Systems of New Jersey, LLC

2.	Alternate Business Name:

3.	Type of Business Entity: L L C	4. Business Purpose:
	(See Instructions for Codes, Page 9, Item 3)	(See Instructions, Page 9, Item 4)
Non-hazardous solid waste management

5.	Stock (Domestic Corporations Only — Total Shares):	6. Duration (If Indefinite or Perpetual, Leave Blank):

7.	State of Formation/Incorporation (Foreign Entities Only):	8. Date of Formation/Incorporation (Foreign Entities Only):

9.	Contact Information:
Registered Agent Name: The Corporation Trust Company

	Registered Office	Main Business or Principal Business Address
	(Must be a New Jersey address with street address)	(If different than the Registered Office)

	Street 820 Bear Tavern Road	Street 15880 N. Greenway-Hayden Loop, Suite 100

	City West Trenton Zip 08628	City Scottsdale State AZ Zip 85260

10.	Management (Domestic Corporations and Limited Partnerships Only)
	•	For-Profit and Professional Corporations list initial Board of Directors, minimum of 1;
	•	Domestic Non-Profits list Board of Trustees, minimum of 3;
	•	Limited Partnerships list all General Partners.

Name	Street Address	City	State	Zip

11.	Incorporators (Domestic Corporations Only, minimum of 1)

Name	Street Address	City	State	Zip

The signatures below certify that the business entity has complied with all applicable filing requirements pursuant to the laws of the State of New Jersey.

** Signature(s) for the Public Record (See instructions for Information on Signature Requirements)

	Signature	Name	Title	Date

Allied Waste North America, Inc., Sole Member

By :	/s/ Steven M. Helm	Steven M. Helm	Vice President, Legal	2/18/00

New Jersey Department of State
Division of Commercial Recording
Certificate of Formation, Limited Liability Company
This form may be used to record the formation of a Limited Liability Company under and by virtue of New Jersey State law. Applicants must insure strict compliance with NJSA 42, the New Jersey Limited Liability Company Act, and insure that all applicable filing requirements are met. Applicants are advised to seek out private legal assistance before submitting filings to the Secretary’s office.
1.	Name of Limited Liability Company: Allied Waste Systems of New Jersey, LLC

2.	The purpose for which this Limited Liability Company is organized is: Non-hazardous solid waste management

3.	Date of formation:

4.	Registered Agent Name & Address (must be in NJ):

The Corporation Trust Company

820 Bear Tavern Road, West Trenton, New Jersey 08628

5.	Dissolution date: indefinite

6.	Other provisions (list below or attach to certificate):
The undersigned represent(s) that this Limited Liability Company has two or more members, and that this filing complies with requirements detailed in NJSA 42. The undersigned hereby request(s) that they are authorized to sign this certificate on behalf of the Limited Liability) Company.
     Allied Waste North America, Inc., Sole Member

Signature: By:	/s/ Steven M. Helm	Date: 2/18/00
Steven M. Helm, Vice President, Legal